CARMAX NAMES KEITH BARR AS CHIEF EXECUTIVE OFFICER
RICHMOND, Va., February 12, 2026 -- CarMax, Inc. (NYSE: KMX) (“CarMax” or the “Company”) today announced that Keith Barr has been appointed President and Chief Executive Officer, and a member of the Board of Directors (“the Board”), effective March 16, 2026. David McCreight, current Interim President and CEO of CarMax, will transition to his prior duties as an independent Director of the Board. Tom Folliard will remain in his role as Interim Executive Chair of the Board until the Company’s Annual Meeting in June 2026, after which he is expected to resume his prior duties as non-executive Chair of the Board.
Mr. Barr is a proven leader who has driven transformational growth and operational excellence across large-scale, consumer-centric businesses. Most recently, he served as Chief Executive Officer at InterContinental Hotels Group (NYSE: IHG), where he led one of the world's largest hospitality companies with 345,000 people working across more than 6,000 properties in over 100 countries. During his tenure, Mr. Barr reimagined IHG’s customer experience, modernized IHG's technology to support large-scale growth, and delivered substantial improvements in operational efficiency, customer satisfaction, and brand loyalty. Notably, Mr. Barr oversaw the development of an innovative digital reservation system that enhanced the booking experience and empowered guests to personalize their stays, setting a new standard for the industry. Under Mr. Barr’s leadership, IHG grew market share across geographies and created significant value for shareholders. Mr. Barr also currently serves on the Board of Directors at MGM Resorts.
“The Board and I are thrilled to welcome Keith to CarMax. His decades of leadership experience and proven ability to enhance the customer experience, lead digital transformations, build brand loyalty, and effectively integrate online and physical properties make Keith the right choice to lead CarMax through a critical juncture and drive the company’s next chapter of growth,” said Mr. Folliard. “Keith’s values-based approach to leadership will enhance CarMax’s award-winning people-first culture, and he has demonstrated a clear ability to drive profitable sales growth alongside an unwavering focus on the consumer.”
Mr. Folliard continued, “We are grateful to David for stepping into the role of Interim CEO over the past several months. As we conducted a thorough search for the right leader for CarMax’s next phase, David’s leadership was vital to strengthen the business in the near-term and solidify the foundation from which we will grow.”
“I am honored to join CarMax and lead this iconic organization alongside our talented associates,” said Mr. Barr. “A car is one of the most important purchases American families make, and today’s consumer is increasingly seeking value and a customized shopping experience. I believe the large and highly fragmented used vehicle market is only in the early innings of meeting the needs of the modern consumer. CarMax is uniquely positioned to capture this opportunity by delivering the best value and service across both in-person and online channels, leveraging its transparent pricing, extensive inventory, and flexibility to shop however customers prefer. I'm excited to lead this great company into its next chapter of growth, building on more than three decades of market leadership.”
About Keith Barr
Mr. Barr has more than 25 years of executive leadership experience in global hospitality, consumer marketing, and brand-led growth across highly competitive and fast-evolving markets. His leadership experience includes large-scale brand portfolio management, loyalty and digital transformation initiatives, operational improvement, and global expansion.

CarMax, Inc.

Mr. Barr served as Chief Executive Officer of InterContinental Hotels Group PLC (“IHG”), one of the world’s largest hotel companies, from 2017 to 2023. During his tenure as CEO, Mr. Barr led the expansion of IHG’s global portfolio of brands spanning luxury, premium, and essential segments, advanced IHG’s digital and loyalty value propositions, and oversaw significant growth in the company’s global footprint.
Prior to becoming CEO, Mr. Barr served as Chief Commercial Officer, where he held global responsibility for brands, sales, marketing, revenue management, loyalty functions and the consumer digital strategy. He joined IHG in 2000 and has held senior leadership positions in IHG’s Americas, Asia, Middle East and Africa (AMEA), and Greater China regions, including four years as CEO of IHG’s Greater China business.
Prior to joining IHG, Mr. Barr held several senior positions at Bristol Hotels and Resorts, which was acquired by IHG in 2000.
About CarMax
CarMax, the nation’s largest retailer of used autos, revolutionized the automotive retail industry by driving integrity, honesty and transparency in every interaction. The company offers a truly personalized experience with the option for customers to do as much, or as little, online and in-store as they want. During the fiscal year that ended February 28, 2025, CarMax sold approximately 790,000 used vehicles and 540,000 wholesale vehicles at its auctions. In addition, CarMax Auto Finance originated more than $8 billion in auto loans during fiscal 2025, adding to its nearly $18 billion portfolio. CarMax has more than 250 store locations, over 28,000 associates, and is proud to have been recognized for 21 consecutive years as one of the Fortune 100 Best Companies to Work For®. CarMax is committed to helping its communities thrive and reducing the environmental footprint of its operations. Learn more in the 2025 Responsibility Report. For more information, visit www.carmax.com.
Contacts:
Investors:
David Lowenstein
investor_relations@carmax.com, (804) 747-0422 ext. 7865

Media:
pr@carmax.com, (855) 887-2915

Forward-Looking Statements
We caution readers that the statements contained in this release that are not statements of historical fact, including statements about our future business plans, operations, challenges, opportunities or prospects, including without limitation any statements or factors regarding expected succession matters, operating capacity, sales, inventory, market share, financial and operational targets and goals, revenue, margins, expenses, liquidity, loan originations, capital expenditures, share repurchase plans, debt obligations or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “committed,” “could,” “enable,” “encouraged,” “estimate,” “expect,” “focused on,” “intend,” “may,” “on track,” “outlook,” “plan,” “positioned,” “predict,” “should,” “target,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge, expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:
•Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

CarMax, Inc.

•Changes in general or regional U.S. economic conditions, including economic downturns, inflationary pressures, fluctuating interest rates, tariffs or the effect of trade policies, and the potential impact of international events.
•Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•Events that damage our reputation or harm the perception of the quality of our brand.
•Significant changes in prices of new and used vehicles.
•A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.
•Our inability to realize the benefits associated with our omni-channel platform or initiatives designed to leverage evolving technologies, including AI.
•Factors related to geographic and sales growth, including the inability to effectively manage our growth.
•Our inability to recruit, develop and retain associates and maintain positive associate relations.
•The loss of key associates from our store, regional or corporate management teams, the failure to effectively execute key executive succession plans or a significant increase in labor costs.
•Changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loans than anticipated.
•The failure or inability to realize the benefits associated with our strategic investments.
•Changes in consumer credit availability provided by our third-party finance providers.
•Changes in the availability of extended protection plan products from third-party providers.
•The performance of the third-party vendors we rely on for key components of our business.
•Adverse conditions affecting one or more automotive manufacturers.
•The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•The failure or inability to adequately protect our intellectual property.
•The occurrence of severe weather events.
•The failure or inability to meet our environmental goals or satisfy related disclosure requirements.
•Factors related to the geographic concentration of our stores.
•Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information.
•The failure of or inability to sufficiently enhance key information systems.
•Factors related to the regulatory and legislative environment in which we operate.
•The effect of evolving regulations, disclosure requirements, standards and expectations relating to environmental, social and governance matters.

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•The effect of various litigation matters.
•The volatility in the market price for our common stock.
For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling (804) 747-0422 x7865. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.